Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

July 22, 2009

SUNTRUST REPORTS SECOND QUARTER RESULTS

Company Managing from Position of Enhanced Strength While Looking to Post-Cycle Growth

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported a net loss available to common shareholders for the second quarter of 2009 of $164.4 million, compared to net income available to common shareholders of $530.0 million in the second quarter of 2008. Net loss per average common share was $0.41 compared to net income per average common diluted share of $1.52 in the second quarter of 2008. The decrease in earnings compared to 2008 is primarily attributable to increased credit costs in 2009 and the gain on the sale of shares of The Coca-Cola Company (“Coke”) stock in the second quarter of 2008. During the second quarter of 2009, the core business generated solid fee income, expanded net interest margin, substantially grew low cost deposits, and continued strong expense management.

“Clearly, recession-related costs continue to impact our results,” said James M. Wells III, Chairman and Chief Executive Officer of SunTrust. “Yet, when you step back and look at the second quarter, three points stand out beyond the near-term financial impact of recession-driven pressures. First, with enhanced capital, improved liquidity, and bolstered reserves, we have the resources necessary to continue to manage successfully through sustained economic weakness. Second, positive trends in several areas, notably solid deposit growth, increasing net interest margin, strong expense management, and lower early-stage delinquencies, are encouraging. Lastly, our balance of client-focused execution, risk mitigation, and the long-term economic prospects of our markets positions us well to deliver steadily improving returns as we come out of this cycle.”

Completion of Capital Raise

During the second quarter, the Company successfully completed its capital plan and initiatives, generating $2.3 billion of capital and exceeding the target of $2.2 billion established by the Federal Reserve under the Supervisory Capital Assessment Program (“SCAP”). The Company’s capital raising transactions increased Tier 1 common equity by $2.1 billion. The transactions utilized to raise the capital were (i) the issuance of common stock, (ii) the purchase of certain preferred stock and hybrid debt securities, and (iii) the sale of Visa Class B shares. The following is a brief description of each transaction:

•	Issued 142 million common shares raising $1.8 billion in common equity, net of transaction costs;
•	Extinguished $435.7 million in hybrid debt instruments, resulting in a net after-tax loss of $44.1 million and an increase in Tier 1 common equity of $120.8 million;
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Purchased $314.2 million of Series A preferred shares, resulting in an $89.4 million after-tax gain that is included in net loss available to common shareholders and a $91.0 million increase in Tier 1 common equity; and

•	Sold remaining Class B Visa shares resulting in a $69.5 million after-tax gain.

Regulatory capital was further enhanced and remains well in excess of the capital standards for a well capitalized institution. Estimated Tier 1 common equity and Tier 1 capital as of June 30, 2009 were 7.35% and 12.25%, up 152 basis points and 123 basis points, respectively, from the prior quarter.

Loan Loss Provision

In the second quarter, the Company recorded $962.2 million in provision for loan losses, which exceeded net charge-offs of $801.2 million by $161.0 million compared to a provision for loan losses of $448.0 million during the second quarter of 2008. Provision for loan losses declined by $31.9 million during the current quarter as compared to the first quarter of 2009. Charge-offs increased $191.1 million compared to the first quarter of 2009 driven in large part by an anticipated $99.2 million increase in borrower misrepresentation charges now classified as charge-offs. The allowance for loan losses increased to $2.9 billion, or 2.37% of outstanding total loans, as of June 30, 2009.

Deposit Growth

Average total consumer and commercial deposits increased $6.0 billion, or 5.6%, over the first quarter of 2009 and $11.8 billion, or 11.6%, over the second quarter of 2008, further strengthening the Company’s already strong liquidity position. The linked quarter growth was in all deposit categories, with the low cost deposit categories of demand deposits, NOW, and money market accounts increasing the most. The growth was driven by continued marketing campaigns, competitive pricing, and clients’ increased preference for the security of insured deposit products. Further, through an intense focus on improved execution, the Company has been successful in improving client satisfaction, acquisition, and retention, which the Company also believes is contributing to the record level of deposits. Period-end consumer and commercial deposits were $113.7 billion, up 1.2% compared to March 31, 2009, indicating lower deposit growth toward the end of the quarter.

Second Quarter 2009 Consolidated Highlights

	2nd Quarter	2nd Quarter	%
	2009	2008	Change
Income Statement
(Dollars in millions, except per share data)
Net income /(loss)	$(183.5)	$540.4	(134.0)%
Net income/(loss) available to common shareholders	(164.4)	530.0	(131.0)
Net income/(loss) per average common diluted share	(0.41)	1.52	(127.0)
Revenue – fully taxable-equivalent	2,192.8	2,598.0	(15.6)
Revenue – fully taxable-equivalent, excluding securities gains/losses, net	2,217.7	2,048.2	8.3
Net interest income – fully taxable-equivalent	1,121.1	1,185.0	(5.4)
Provision for loan losses	962.2	448.0	114.8
Noninterest income	1,071.7	1,413.0	(24.2)
Noninterest expense	1,528.0	1,375.3	11.1
Net interest margin	2.94%	3.13%

Balance Sheet
(Dollars in billions)
Average loans	$124.1	$125.2	(0.9)%
Average consumer and commercial deposits	113.5	101.7	11.6

Capital
Tier 1 capital ratio (1)	12.25%	7.47%
Tier 1 common equity ratio (1)	7.35%	5.42%
Total average shareholders’ equity to total average assets	12.42%	10.37%

Asset Quality
Net charge-offs to average loans (annualized)	2.59%	1.04%
Allowance for loan losses to period end loans	2.37%	1.46%
Nonperforming loans to total loans	4.48%	2.09%

(1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

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A net loss available to common shareholders of $164.4 million was reported primarily due to higher provision for loan losses, the $48.4 million after-tax FDIC special assessment levied against all insured depository institutions, $59.6 million in after-tax market valuation losses on the Company’s public debt and related hedges carried at fair value, and $66.5 million of dividends paid on preferred stock held by the U.S. Treasury. These charges were partially offset by the $69.5 million after-tax gain from the sale of Visa Class B shares and a $42.6 million after-tax net gain on the purchase of the Series A preferred stock and hybrid debt securities in connection with the tender offer executed during the current quarter.

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Fully taxable-equivalent total revenue decreased 15.6% compared to the second quarter of 2008 as the prior year quarter contained the gain on the sale of Coke stock of $548.8 million and a $29.6 million gain from the sale of a retirement services subsidiary, while the second quarter of 2009 included the $112.1 million gain on the sale of Visa shares and a $156.9 million recovery of impairment on mortgage servicing rights carried at the lower of cost or market.

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Fully taxable-equivalent net interest income declined 5.4% from the second quarter of 2008 as yields on average earning assets declined to a greater degree than rates paid on interest-bearing liabilities. The increase in nonperforming loans was also a significant detriment to net interest income. On a sequential quarter basis, fully taxable-equivalent net interest income increased 2.6%, or 10.3% annualized, and net interest margin increased 7 basis points to 2.94%. Earning assets remained relatively stable compared to the first quarter of 2009 and prior year.

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Noninterest income decreased 24.2% from the second quarter of 2008. The decline is primarily driven by the aforementioned gains in the second quarter of 2008, partially offset in the current quarter by the gain on sale of Visa shares and the recovery of impairment on the mortgage servicing rights carried at the lower of cost or market. Positively contributing to the variance from prior year are mortgage and capital markets related revenues, while trust and investment management, service charges, and retail investment income declined.

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Noninterest expense increased 11.1% from the second quarter of 2008 as FDIC insurance premiums, pension expense, and credit-related expenses increased while personnel expense and other operating costs decreased. Noninterest expense also includes a $38.9 million net loss primarily related to the extinguishment of the hybrid debt securities during the current quarter.

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Total average loans decreased 0.9% from the second quarter of 2008 and 1.0% from the first quarter of 2009, principally due to reductions in real estate construction and residential mortgage loans. These declines were offset by similar increases in loans held for sale.

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Average consumer and commercial deposits increased 11.6% over the second quarter of 2008. The increase in average consumer and commercial deposits was driven mainly by growth in NOW and money market accounts in addition to demand deposits, which were up 15.1%. On a sequential quarter basis, average consumer and commercial deposits increased 5.6%.

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The estimated Tier 1 common equity, Tier 1 capital, and total average shareholders’ equity to total average assets ratios, were 7.35%, 12.25%, and 12.42%, respectively, compared to 5.83%, 11.02%, and 12.51% as of March 31, 2009. The increase in the Tier 1 capital ratios was primarily due to the completion of the Company’s capital raising initiatives.

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Annualized net charge-offs were 2.59% of average loans for the second quarter of 2009, up from 1.04% in the second quarter of 2008 and 1.97% in the first quarter of 2009. The increase primarily reflects deterioration in residential real estate-related and larger commercial charge-offs.

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Nonperforming loans to total loans increased to 4.48% as of June 30, 2009 from 3.75% as of March 31, 2009 and 2.09% as of June 30, 2008, due mainly to increased levels of residential real estate secured and larger commercial loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent total revenue was $2,192.8 million for the second quarter of 2009, a decrease of 15.6% compared to the second quarter of 2008. The decline was driven by the $548.8 million in securities gains from the sale of Coke stock and the $29.6 million gain on sale of a retirement services subsidiary, both recognized in 2008. The second quarter of 2009 included higher mortgage-related and capital markets-related income, the gain on the sale of Visa shares, and the recovery of impairment on the mortgage servicing rights carried at the lower of cost or market, partially offset by lower net interest income.

For the six months, fully taxable-equivalent total revenue was $4,407.0 million, down 8.6% from prior year. The decline was driven by significantly higher gains on securities and asset sales in 2008, and lower net interest income, investment management, and transaction based fees in 2009. Partially offsetting these items were lower market valuation losses on previously acquired illiquid securities in 2009, higher market valuation gains on the Company’s public debt and related hedges carried at fair value in 2008, and higher mortgage-related and capital markets-related income.

Net Interest Income

Fully taxable-equivalent net interest income was $1,121.1 million in the second quarter of 2009, an increase of 2.6% from the first quarter of 2009 and a 5.4% decline compared to the same quarter last year. Net interest margin increased 7 basis points during the second quarter and declined 19 basis points compared to the second quarter of 2008. Net interest margin benefited from a partial normalization of the relationship between asset and liability yields as compared to the first quarter of 2009. Rates earned on average earning assets declined 10 basis points while rates paid on interest-bearing liabilities declined 17 basis points during the current quarter. Net interest income compared to the second quarter of 2008 declined, as earning asset yields, which declined 100 basis points, were more susceptible to market rate declines than rates paid on interest-bearing liabilities which declined 87 basis points. Average earning assets in the second quarter of 2009 did not change significantly compared to the first quarter of 2009 or the same quarter last year; however, net interest income benefited from the reduction in interest-bearing liabilities and the change in mix towards lower cost sources of funding. Net interest income and margin continue to be adversely affected by increased nonperforming loans.

For the six months, fully taxable-equivalent net interest income was $2,214.0 million, a decline of 5.9% from the prior year. Net interest margin declined 20 basis points. The same factors in the quarterly year over year comparison contributed to the six month decline in net interest income and margin.

Noninterest Income

Total noninterest income was $1,071.7 million for the second quarter of 2009, down 24.2% from the second quarter of 2008. The decrease was due to the $548.8 million gain from the sale of Coke stock, a $29.6 million gain from the sale of a retirement services subsidiary, both recognized in the second quarter of 2008, and partially offset by the $112.1 million gain from the sale of Visa shares in the second quarter of 2009. Market valuation losses on the Company’s public debt and related hedges carried at fair value were relatively stable at $96.2 million in the second quarter of 2009 and $102.6 million in the second quarter of 2008. These losses were related to the improvement in the credit spread on the Company’s public debt.

Mortgage production income was $165.4 million in the second quarter of 2009 compared to $63.5 million in the second quarter of 2008 driven by an almost 80% increase in loan production volume. Mortgage production income was adversely affected by a $49.0 million increase in reserves related to the probable repurchase of mortgage loans that were sold in prior quarters under specified terms that could result in recourse back to the Company. Mortgage servicing related income for the quarter was $139.7 million, an increase of $107.1 million over the second quarter of 2008. The second quarter of 2009 included a $156.9 million recovery of impairment on the mortgage servicing rights carried at the lower of cost or market partially offset by mark to market losses of $39.6 million on servicing rights carried at fair value, net of hedges. Securities losses of approximately $20 million recorded during the quarter related to repositioning the available for sale securities that economically hedge the mortgage servicing rights carried at the lower of cost or market. As of June 30, 2009, SunTrust serviced $173.1 billion in mortgage loans, up 9.0% from a year ago.

Trading account profits and commissions increased $19.3 million in the second quarter over the second quarter of 2008 due to higher derivatives activities and fixed income sales and trading. As previously noted, the market valuation loss recorded on the public debt and related hedges carried at fair value was $6.4 million higher in the second quarter of 2008 compared to the current quarter. Investment banking income increased 26.3% due to increased capital markets activities; however, trust and investment management income, retail investment services, and service charges on deposits declined, 25.6%, 24.9% and 8.7%, respectively, due to the adverse impact of economic conditions on financial markets and consumer spending.

For the six months, total noninterest income was $2,192.9 million, down 11.2% compared to the same period of 2008. The decline was largely due to net gains on sale of securities, primarily Coke stock, gains on sale of non-strategic businesses, gains from the sale/leaseback of certain corporate real estate properties, and the gain resulting from the Visa initial public offering, all recorded in 2008, that aggregated to $731.6 million. The 2008 items were only partially offset by the gain on the sale of Visa shares in the current quarter and a $188.2 million recovery of impairment on the mortgage servicing rights carried at the lower of cost or market. Additionally, trading account profits and commissions increased $98.4 million due to higher market valuation losses in 2008 related to acquired illiquid assets partially offset by higher gains on the Company’s debt and related hedges carried at fair value in the first half of 2008.

Noninterest Expense

Total noninterest expense in the second quarter of 2009 was $1,528.0 million, up 11.1% from the second quarter of 2008, as the cost of FDIC insurance increased $137.8 million, credit-related expenses increased $45.2 million, our proportionate share of potential costs of litigation related to Visa increased $7.0 million, and debt extinguishment charges totaled $38.9 million. The increase in FDIC insurance premiums was primarily due to the $78.2 million special assessment required of all banks recorded in the second quarter of 2009. Credit-related expenses increased primarily due to higher credit and collection services costs and other real estate losses, as the Company aggressively modified and disposed of nonperforming loans. Mortgage reinsurance and operating losses, also included in credit-related expenses, have moderated. The debt extinguishment loss includes a $42.3 million loss from the purchase of hybrid debt securities in connection with the tender offer, a $4.4 million loss related to the extinguishment of $3.5 billion of FHLB advances, and a $7.8 million gain from the retirement of $70 million of debt issued under SunTrust’s Global Bank Note program. Included in the net loss from the tender offer was a $164.9 million loss related to the extinguishment of the preferred stock forward sale agreement associated with the purchase of the Purchase Preferred Securities.

Total personnel expense decreased $8.2 million from the second quarter of 2008. Total personnel decreased from 31,602 as of June 30, 2008 to 28,520 as of June 30, 2009, and incentive expense declined due to an alignment of discretionary incentive compensation accruals with business performance. Total personnel expense declined 1.2% despite an increase in pension costs of nearly $30 million due to lower returns on pension assets and a decrease in the discount rate used to measure the pension obligation. The decline in personnel expense was offset by a 35.6% increase in outside processing as the Company contracted with a third party in the third quarter of 2008 to provide certain check and related processing operations. The second quarter of 2008 also included an impairment charge of $45.0 million related to a specific customer intangible asset.

For the six months, total noninterest expense was $3,680.0 million, an increase of 40.1% over the same period in 2008. The increase was primarily due to the $751.2 million non-cash goodwill impairment charge recorded in the first quarter of 2009 compared to a $45.0 million impairment charge related to a specific customer intangible asset recognized in the second quarter of 2008. Included in the first quarter of 2008 was $11.7 million in net costs from the retirement of debt and a $39.1 million reversal of a portion of the accrued liability associated with the Visa litigation. Credit-related charges increased $152.9 million year over year and FDIC insurance costs, including the special assessment, increased $180.8 million. The 31.1% increase in outside processing was primarily due to the check and related processing services contract beginning in the third quarter of 2008. The majority of the remaining expense categories declined in 2009 as the Company continued its focus on efficiency and expense management.

Income Taxes

For the second quarter and first half of 2009, the Company recognized a benefit for income taxes of $149.0 million and $299.7 million, respectively, as a result of the pre-tax losses, compared to a provision for income taxes of $202.8 million and $294.5 million, respectively, for the same periods in 2008.

U.S. Treasury Preferred Dividends

For the second quarter and year to date periods of 2009, the Company recorded $66.5 million and $132.8 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of June 30, 2009, SunTrust had total assets of $176.7 billion, and shareholders’ equity of $23.0 billion, representing 13.0 % of total assets. Book value per common share was $36.16 as of June 30, 2009.

Loans

Average loans for the second quarter of 2009 were $124.1 billion, down 0.9% from the second quarter of 2008 and 1.0% from the first quarter of 2009. Compared to the second quarter of 2008, loans increased in all loan categories, except residential real estate, real estate construction, and consumer indirect as a result of the Company’s efforts to reduce its exposure to these categories. During the second quarter of 2009, loans declined in most categories due to weak loan demand as a result of the recessionary environment and borrowers’ desire to restrict capital spending and pay down existing debt facilities. The Company remains focused on extending credit to qualified borrowers as businesses and consumers work through the current economic downturn. The decline in the loan portfolio was offset by a similar increase in loans held for sale. Total mortgage loan production was $16.7 billion during the second quarter compared to $13.4 billion during the first quarter of 2009.

Deposits

Average consumer and commercial deposits for the second quarter of 2009 totaled $113.5 billion, up 11.6% from the second quarter of 2008, as growth in NOW, money market accounts, and demand deposits contributed to the overall increase. On a sequential quarter basis, average consumer and commercial deposits increased 5.6% with the majority of the increase in low cost deposits. Deposit growth is the result of marketing campaigns, competitive pricing, and client’s increased preference for the security of insured deposit products. Further, through an intense focus on improved execution, the Company has been successful in improving client satisfaction, acquisition, and retention, which the Company also believes is contributing to the record level of deposit growth. Period-end consumer and commercial deposits were $113.7 billion, up 1.2% compared to March 31, 2009, indicating lower deposit growth towards the end of the quarter. Average total brokered and foreign deposits declined 56.1% from the second quarter of 2008, as the Company’s deposit growth initiatives and longer term financing activities enabled a reduction in these wholesale funding sources.

Capital and Liquidity

The estimated Tier 1 common equity, Tier 1 capital, and total average shareholders’ equity to total average assets ratios at June 30, 2009, were 7.35%, 12.25%, and 12.42%, respectively. Tier 1 common equity increased 152 basis points compared to March 31, 2009 primarily due to the capital raised during the quarter in response to the SCAP, as well as lower risk weighted assets from a reduction in unfunded lending commitments. The Company has substantial available liquidity as the inflows of high quality deposits and longer term financing sources have largely been retained in cash and invested in high quality government-backed securities.

Asset Quality

The allowance for loan and lease losses was $2,896.0 million as of June 30, 2009, up $161.0 million during the quarter and represented 2.37% of period-end total loans, as compared to 2.21% as of March 31, 2009. The increase in the allowance for loan and lease losses was attributable to further deterioration in the housing market and credit quality deterioration due to increasing economic stress in the commercial market. The majority of the increase in the allowance for loan losses related to home equity lines, specific reserves for residential developers, primarily construction, and specific reserves for larger corporate loans.

Net charge-offs totaled $801.2 million in the second quarter of 2009 compared to $610.1 million in the first quarter of 2009, an increase of $191.1 million. Contributing to the increase in net charge-offs was $116.2 million in charge-offs related to fraud and denied insurance claims during the current quarter. The first quarter of 2009 included $164.6 million of fraud and denied insurance claims that were written off against the fraud reserve during the first quarter, and therefore were not classified as net charge-offs due to the Company’s practice of classifying these losses as operating losses prior to 2009. During the second quarter of 2009, $42.4 million of fraud related losses were recognized against the remaining fraud reserve. Net charge-offs increased in all loan categories, except consumer indirect, with the majority of the increase occurring in residential real estate related loans. The downturn in the economy has impacted the level of commercial loan net charge-offs, which increased $115.1 million compared to the second quarter of 2008. Commercial net charge-offs relate primarily to larger commercial borrowers in economically sensitive industries. Annualized net charge-offs were 2.59% of average loans, up from 1.97% in the first quarter of 2009, and 1.04 % in the second quarter of 2008. While net charge-offs remain elevated and continue to increase, early stage delinquencies have decreased in the prior two quarters relative to their peak at year-end.

Nonperforming loans were $5,504.0 million, or 4.48% of total loans, as of June 30, 2009, compared to $4,641.0 million, or 3.75% of total loans, as of March 31, 2009, and $2,625.3 million, or 2.09% of total loans, as of June 30, 2008. The increase in nonperforming loans was mainly due to an increase in residential mortgage and real estate construction loans, as well as larger commercial borrowers in economically sensitive industries. Accruing restructured loans increased $274.0 million during the quarter to $925.0 million, which demonstrates the proactive steps the Company is taking to responsibly modify loans in order to mitigate loss exposure to borrowers experiencing financial difficulty.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Line of Business Results

The Company has included line of business financial tables as part of this release on its Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” The Company has four lines of business used to measure business activities: Retail and Commercial, Corporate and Investment Banking, Household Lending, and Wealth and Investment Management with the remainder in Corporate Other and Treasury. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities Exchange Commission today.

This news release contains certain non-U.S. GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable U.S. GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call July 22, 2009, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q09). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q09). A replay of the call will be available one hour after the call ends on July 22, 2009, and will remain available until August 15, 2009, dialing 1-866-359-6498 (domestic) or 1-203-369-0155 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “2nd Quarter Earnings Release.” Beginning the afternoon of July 22, 2009, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding future levels of net margin, charge-offs, provision expense, credit quality, and income are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found beginning on page 6 of our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as supplemented from time to time in our other periodic reports filed with the SEC, all of which are available at the SEC’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; current levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; there can be no assurance that recently enacted legislation, or any proposed federal programs, will stabilize the U.S. financial system, and such legislation and programs may adversely affect us; the impact on us of recently enacted legislation, in particular the Emergency

Economic Stability Act and its implementing regulations, and actions by the FDIC, cannot be predicted at this time; credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; weakness in the real estate market may adversely affect our reinsurance subsidiary; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact our business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect our business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on our common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of residential real estate, increases in unemployment, and the related effects on local economics may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, then operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and these require us to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

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SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30%				Six Months Ended June 30%
	2009		2008	Change [4]	2009		2008	Change [4]

EARNINGS & DIVIDENDS
Net income/(loss)	($183.5)		$540.4	NM %	($998.6)		$830.9	NM %
Net income/(loss) available to common shareholders	(164.4)		530.0	NM	(1,039.8)		811.5	NM
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(164.4)		557.0	NM	(325.0)		838.5	NM
Total revenue - FTE [2]	2,192.8		2,598.0	(15.6)	4,407.0		4,823.3	(8.6)
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,217.7		2,048.2	8.3	4,428.5		4,334.1	2.2
Net income/(loss) per average common share
Diluted	(0.41)		1.52	NM	(2.77)		2.33	NM
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.41)		1.59	NM	(0.86)		2.40	NM
Basic	(0.41)		1.52	NM	(2.77)		2.33	NM
Dividends paid per average common share	0.10		0.77	(87.0)	0.20		1.54	(87.0)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$176,480		$175,549	0.5%	$177,669		$176,233	0.8%
Earning assets	153,177		152,483	0.5	153,780		152,743	0.7
Loans	124,123		125,192	(0.9)	124,725		124,228	0.4
Consumer and commercial deposits	113,528		101,727	11.6	110,538		101,448	9.0
Brokered and foreign deposits	6,608		15,068	(56.1)	7,011		15,268	(54.1)
Total shareholders’ equity	21,926		18,209	20.4	22,146		18,194	21.7

As of
Total assets	176,735		177,233	(0.3)
Earning assets	154,345		154,716	(0.2)
Loans	122,816		125,825	(2.4)
Allowance for loan and lease losses	2,896		1,829	58.3
Consumer and commercial deposits	113,746		102,434	11.0
Brokered and foreign deposits	5,055		17,146	(70.5)
Total shareholders’ equity	22,953		18,023	27.4

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.42	) %	1.24%	NM %	(1.13	) %	0.95%	NM %
Return on average assets less net unrealized securities gains [1]	(0.41)		0.42	NM	(1.15)		0.57	NM
Return on average common shareholders’ equity	(3.95)		12.04	NM	(12.39)		9.22	NM
Return on average realized common shareholders’ equity [1]	(4.02)		4.32	NM	(13.10)		5.95	NM
Net interest margin [2]	2.94		3.13	(6.1)	2.90		3.10	(6.5)
Efficiency ratio [2]	69.68		52.94	31.6	83.60		54.48	53.5
Tangible efficiency ratio [1]	69.05		50.45	36.9	65.98		52.70	25.2
Effective tax rate/(benefit)	(44.81)		27.29	NM	(23.09)		26.16	(188.2)
Tier 1 common equity	7.35	[3]	5.41	35.9
Tier 1 capital	12.25	[3]	7.47	64.0
Total capital	15.30	[3]	10.85	41.0
Tier 1 leverage	11.04	[3]	7.54	46.4
Total average shareholders’ equity to total average assets	12.42		10.37	19.8	12.46		10.32	20.7
Tangible equity to tangible assets [1]	9.75	[5]	6.34	53.8

Book value per common share	$36.16		$49.56	(27.0)
Tangible book value per common share [1]	23.41		29.04	(19.4)
Market price:
High	20.86		60.80	(65.7)	30.18		70.00	(56.9)
Low	10.50		32.34	(67.5)	6.00		32.34	(81.4)
Close	16.45		36.22	(54.6)	16.45		36.22	(54.6)
Market capitalization	8,205		12,805	(35.9)

Average common shares outstanding (000s)
Diluted	399,242		349,783	14.1	375,429		348,927	7.6
Basic	399,242		348,714	14.5	375,429		347,647	8.0
Full-time equivalent employees	28,520		31,602	(9.8)
Number of ATMs	2,695		2,506	7.5
Full service banking offices	1,692		1,699	(0.4)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[5]	Current period calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30 2009		March 31 2009		December 31 2008		September 30 2008	June 30 2008

EARNINGS & DIVIDENDS
Net income/(loss)	($183.5)		($815.2)		($347.6)		$312.4	$540.4
Net income/(loss) available to common shareholders	(164.4)		(875.4)		(374.9)		304.4	530.0
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(164.4)		(160.6)		(374.9)		304.4	557.0
Total revenue - FTE [2]	2,192.8		2,214.2		1,926.4		2,460.9	2,598.0
Total revenue - FTE excluding securities (gains)/losses, net[1]	2,217.7		2,210.8		1,515.3		2,287.9	2,048.2
Net income/(loss) per average common share
Diluted	(0.41)		(2.49)		(1.07)		0.87	1.52
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.41)		(0.46)		(1.07)		0.87	1.59
Basic	(0.41)		(2.49)		(1.07)		0.87	1.52
Dividends paid per average common share	0.10		0.10		0.54		0.77	0.77

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$176,480		$178,871		$177,047		$173,888	$175,549
Earning assets	153,177		154,390		153,188		152,320	152,483
Loans	124,123		125,333		127,608		125,642	125,192
Consumer and commercial deposits	113,528		107,515		102,238		100,200	101,727
Brokered and foreign deposits	6,608		7,417		12,649		15,800	15,068
Total shareholders’ equity	21,926		22,368		19,891		18,097	18,209

As of
Total assets	176,735		179,116		189,138		174,777	177,233
Earning assets	154,345		153,290		156,016		152,904	154,716
Loans	122,816		123,893		126,998		126,718	125,825
Allowance for loan and lease losses	2,896		2,735		2,351		1,941	1,829
Consumer and commercial deposits	113,746		112,449		105,276		101,829	102,434
Brokered and foreign deposits	5,055		6,523		8,053		14,083	17,146
Total shareholders’ equity	22,953		21,646		22,501		18,069	18,023

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.42	) %	(1.85	) %	(0.78	) %	0.71%	1.24%
Return on average assets less net unrealized securities gains [1]	(0.41)		(1.89)		(1.39)		0.45	0.42
Return on average common shareholders’ equity	(3.95)		(20.71)		(8.47)		6.88	12.04
Return on average realized common shareholders’ equity [1]	(4.02)		(22.08)		(15.33)		4.45	4.32
Net interest margin [2]	2.94		2.87		3.14		3.07	3.13
Efficiency ratio [2]	69.68		97.22		82.34		67.67	52.94
Tangible efficiency ratio [1]	69.05		62.97		81.44		66.92	50.45
Effective tax rate/(benefit)	(44.81)		(15.61)		(47.06)		(20.32)	27.29
Tier 1 common equity	7.35	[3]	5.83		5.83		6.02	5.41
Tier 1 capital	12.25	[3]	11.02		10.87		8.15	7.47
Total capital	15.30	[3]	14.15		14.04		11.16	10.85
Tier 1 leverage	11.04	[3]	10.14		10.45		7.98	7.54
Total average shareholders’ equity to total average assets	12.42		12.51		11.23		10.41	10.37
Tangible equity to tangible assets [1]	9.75	[4]	8.85	[4]	8.46		6.47	6.34

Book value per common share	$36.16		$46.03		$48.74		$49.64	$49.56
Tangible book value per common share [1]	23.41		28.15		28.69		29.18	29.04
Market price:
High	20.86		30.18		57.75		64.00	60.80
Low	10.50		6.00		19.75		25.60	32.34
Close	16.45		11.74		29.54		44.99	36.22
Market capitalization	8,205		4,188		10,472		15,925	12,805

Average common shares outstanding (000s)
Diluted	399,242		351,352		350,439		350,970	349,783
Basic	399,242		351,352		350,439		349,916	348,714

Full-time equivalent employees	28,520		29,279		29,333		29,447	31,602
Number of ATMs	2,695		2,673		2,582		2,506	2,506
Full service banking offices	1,692		1,694		1,692		1,692	1,699

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]	Calculation excludes deferred tax amount associated with goodwill in conjunction with Federal Reserve guidance issued in the fourth quarter of 2008.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30		Increase/(Decrease)[2]			June 30		Increase/(Decrease)[2]
	2009	2008	Amount	%		2009	2008	Amount	%
Interest income	$1,693,274	$2,066,365	($373,091)	(18.1	) %	$3,422,609	$4,324,697	($902,088)	(20.9	) %
Interest expense	603,617	909,649	(306,032)	(33.6)		1,270,854	2,028,114	(757,260)	(37.3)

NET INTEREST INCOME	1,089,657	1,156,716	(67,059)	(5.8)		2,151,755	2,296,583	(144,828)	(6.3)
Provision for loan losses[3]	962,181	448,027	514,154	NM		1,956,279	1,008,049	948,230	94.1

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	127,476	708,689	(581,213)	(82.0)		195,476	1,288,534	(1,093,058)	(84.8)

NONINTEREST INCOME
Service charges on deposit accounts	210,224	230,296	(20,072)	(8.7)		416,618	442,135	(25,517)	(5.8)
Trust and investment management income	117,007	157,319	(40,312)	(25.6)		233,017	318,421	(85,404)	(26.8)
Retail investment services	55,400	73,764	(18,364)	(24.9)		112,113	146,064	(33,951)	(23.2)
Other charges and fees	127,799	129,581	(1,782)	(1.4)		252,120	256,812	(4,692)	(1.8)
Investment banking income	77,038	60,987	16,051	26.3		136,572	116,407	20,165	17.3
Trading account profits/(losses) and commissions	(30,020)	(49,306)	19,286	39.1		77,273	(21,088)	98,361	NM
Card fees	80,505	78,566	1,939	2.5		156,165	152,327	3,838	2.5
Mortgage production related income	165,388	63,508	101,880	NM		415,858	149,057	266,801	NM
Mortgage servicing related income	139,658	32,548	107,110	NM		223,010	61,646	161,364	NM
Net gain on sale of businesses	-	29,648	(29,648)	(100.0)		-	119,038	(119,038)	(100.0)
Gain from ownership in Visa	112,102	-	112,102	NM		112,102	86,305	25,797	29.9
Net gain on sale/leaseback of premises	-	-	-	-		-	37,039	(37,039)	(100.0)
Other noninterest income	41,473	56,312	(14,839)	(26.4)		79,587	117,148	(37,561)	(32.1)
Securities gains/(losses), net	(24,899)	549,787	(574,686)	NM		(21,522)	489,201	(510,723)	NM

Total noninterest income	1,071,675	1,413,010	(341,335)	(24.2)		2,192,913	2,470,512	(277,599)	(11.2)

NONINTEREST EXPENSE
Employee compensation and benefits	703,709	711,957	(8,248)	(1.2)		1,439,761	1,427,040	12,721	0.9
Net occupancy expense	87,220	85,483	1,737	2.0		174,637	171,924	2,713	1.6
Outside processing and software	145,359	107,205	38,154	35.6		283,720	216,370	67,350	31.1
Equipment expense	43,792	50,991	(7,199)	(14.1)		87,332	103,386	(16,054)	(15.5)
Marketing and customer development	30,264	47,203	(16,939)	(35.9)		64,989	102,906	(37,917)	(36.8)
Amortization/impairment of goodwill/intangible assets	13,955	64,735	(50,780)	(78.4)		780,971	85,450	695,521	NM
Net loss on extinguishment of debt	38,864	-	38,864	NM		13,560	11,723	1,837	15.7
Visa litigation	7,000	-	7,000	NM		7,000	(39,124)	46,124	NM
Operating losses[3]	32,570	44,654	(12,084)	(27.1)		55,191	74,917	(19,726)	(26.3)
Mortgage reinsurance	24,581	24,961	(380)	(1.5)		94,620	31,972	62,648	NM
FDIC premium/regulatory exams	148,675	10,921	137,754	NM		196,148	15,326	180,822	NM
Other noninterest expense	251,983	227,232	24,751	10.9		482,066	425,685	56,381	13.2

Total noninterest expense	1,527,972	1,375,342	152,630	11.1		3,679,995	2,627,575	1,052,420	40.1

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(328,821)	746,357	(1,075,178)	NM		(1,291,606)	1,131,471	(2,423,077)	NM
Less: provision/(benefit) for income taxes	(148,957)	202,804	(351,761)	NM		(299,734)	294,452	(594,186)	NM

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(179,864)	543,553	(723,417)	NM		(991,872)	837,019	(1,828,891)	NM
Less: net income attributable to noncontrolling interest	3,596	3,191	405	12.7		6,755	6,102	653	10.7

NET INCOME/(LOSS)	($183,460)	$540,362	($723,822)	NM		($998,627)	$830,917	($1,829,544)	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($164,428)	$529,968	($694,396)	NM		($1,039,809)	$811,523	($1,851,332)	NM

Net interest income - FTE[1]	$1,121,085	$1,184,972	($63,887)	(5.4)		$2,214,042	$2,352,814	($138,772)	(5.9)

Net income/(loss) per average common share
Diluted	(0.41)	1.52	(1.93)	NM		(2.77)	2.33	(5.10)	NM
Basic	(0.41)	1.52	(1.93)	NM		(2.77)	2.33	(5.10)	NM

Cash dividends paid per common share	0.10	0.77	(0.67)	(87.0)		0.20	1.54	(1.34)	(87.0)
Average common shares outstanding (000s)
Diluted	399,242	349,783	49,459	14.1		375,429	348,927	26,502	7.6
Basic	399,242	348,714	50,528	14.5		375,429	347,647	27,782	8.0

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008
Interest income	$1,693,274	$1,729,335	$1,985,371	$2,017,314	$2,066,365
Interest expense	603,617	667,237	808,511	871,101	909,649

NET INTEREST INCOME	1,089,657	1,062,098	1,176,860	1,146,213	1,156,716
Provision for loan losses[2]	962,181	994,098	962,494	503,672	448,027

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	127,476	68,000	214,366	642,541	708,689

NONINTEREST INCOME
Service charges on deposit accounts	210,224	206,394	221,751	240,241	230,296
Trust and investment management income	117,007	116,010	126,426	147,477	157,319
Retail investment services	55,400	56,713	70,238	72,791	73,764
Other charges and fees	127,799	124,321	125,206	128,776	129,581
Investment banking income	77,038	59,534	57,962	62,164	60,987
Trading account profits/(losses) and commissions	(30,020)	107,293	(61,879)	121,136	(49,306)
Card fees	80,505	75,660	77,909	78,138	78,566
Mortgage production related income/(loss)	165,388	250,470	(27,717)	50,028	63,508
Mortgage servicing related income/(loss)	139,658	83,352	(336,129)	62,654	32,548
Net gain/(loss) on sale of businesses	-	-	(2,711)	81,813	29,648
Gain from ownership in Visa	112,102	-	-	-	-
Other noninterest income	41,473	38,114	55,620	66,958	56,312
Securities gains/(losses), net	(24,899)	3,377	411,053	173,046	549,787

Total noninterest income	1,071,675	1,121,238	717,729	1,285,222	1,413,010

NONINTEREST EXPENSE
Employee compensation and benefits	703,709	736,052	638,014	696,210	711,957
Net occupancy expense	87,220	87,417	86,620	88,745	85,483
Outside processing and software	145,359	138,361	143,880	132,361	107,205
Equipment expense	43,792	43,540	47,892	51,931	50,991
Marketing and customer development	30,264	34,725	51,636	217,693	47,203
Amortization/impairment of goodwill/intangible assets	13,955	767,016	17,259	18,551	64,735
Net loss/(gain) on extinguishment of debt	38,864	(25,304)	-	-	-
Visa litigation	7,000	-	(14,345)	20,000	-
Operating losses[2]	32,570	22,621	236,078	135,183	44,654
Mortgage reinsurance	24,581	70,039	99,999	47,956	24,961
FDIC premium/regulatory exams	148,675	47,473	20,489	19,061	10,921
Other noninterest expense	251,983	230,083	258,631	237,604	227,232

Total noninterest expense	1,527,972	2,152,023	1,586,153	1,665,295	1,375,342

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(328,821)	(962,785)	(654,058)	262,468	746,357
Less: provision/(benefit) for income taxes	(148,957)	(150,777)	(308,956)	(52,767)	202,804

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(179,864)	(812,008)	(345,102)	315,235	543,553
Less: net income attributable to noncontrolling interest	3,596	3,159	2,485	2,791	3,191

NET INCOME/(LOSS)	($183,460)	($815,167)	($347,587)	$312,444	$540,362

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($164,428)	($875,381)	($374,938)	$304,397	$529,968

Net interest income - FTE [1]	$1,121,085	$1,092,957	$1,208,650	$1,175,679	$1,184,972

Net income/(loss) per average common share
Diluted	(0.41)	(2.49)	(1.07)	0.87	1.52
Basic	(0.41)	(2.49)	(1.07)	0.87	1.52

Cash dividends paid per common share	0.10	0.10	0.54	0.77	0.77
Average common shares outstanding (000s)
Diluted	399,242	351,352	350,439	350,970	349,783
Basic	399,242	351,352	350,439	349,916	348,714

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]

During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of June 30		Increase/(Decrease)[3]
	2009	2008	Amount	%
ASSETS
Cash and due from banks	$2,434,859	$3,564,824	($1,129,965)	(31.7	) %
Interest-bearing deposits in other banks	24,310	22,566	1,744	7.7
Funds sold and securities purchased under agreements to resell	798,515	1,920,276	(1,121,761)	(58.4)
Trading assets	7,739,197	10,147,021	(2,407,824)	(23.7)
Securities available for sale [1]	19,465,291	15,118,073	4,347,218	28.8
Loans held for sale	8,031,114	5,260,892	2,770,222	52.7
Loans:
Commercial	37,960,878	38,800,537	(839,659)	(2.2)
Real estate:
Home equity lines	16,298,228	15,726,998	571,230	3.6
Construction	8,175,803	12,542,775	(4,366,972)	(34.8)
Residential mortgages	31,988,995	32,509,029	(520,034)	(1.6)
Commercial real estate - owner occupied	9,349,847	8,116,577	1,233,270	15.2
Commercial real estate - investor owned	6,509,267	5,577,356	931,911	16.7
Consumer:
Direct	5,121,230	4,528,576	592,654	13.1
Indirect	6,406,383	7,077,510	(671,127)	(9.5)
Credit card	1,005,545	945,446	60,099	6.4

Total loans	122,816,176	125,824,804	(3,008,628)	(2.4)
Allowance for loan and lease losses	(2,896,000)	(1,829,400)	1,066,600	58.3

Net loans	119,920,176	123,995,404	(4,075,228)	(3.3)
Goodwill	6,314,382	7,056,015	(741,633)	(10.5)
Other intangible assets	1,517,483	1,442,056	75,427	5.2
Other real estate owned	588,922	334,519	254,403	76.1
Other assets	9,900,722	8,371,081	1,529,641	18.3

Total assets [2]	$176,734,971	$177,232,727	($497,756)	(0.3)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,610,303	$22,184,774	$2,425,529	10.9%
Interest-bearing consumer and commercial deposits:
NOW accounts	23,293,865	21,612,407	1,681,458	7.8
Money market accounts	31,986,840	26,016,859	5,969,981	22.9
Savings	3,663,261	3,990,277	(327,016)	(8.2)
Consumer time	17,007,704	16,582,510	425,194	2.6
Other time	13,184,374	12,046,718	1,137,656	9.4

Total consumer and commercial deposits	113,746,347	102,433,545	11,312,802	11.0
Brokered deposits	4,519,752	12,607,183	(8,087,431)	(64.1)
Foreign deposits	535,372	4,538,435	(4,003,063)	(88.2)

Total deposits	118,801,471	119,579,163	(777,692)	(0.7)
Funds purchased	3,920,127	3,063,696	856,431	28.0
Securities sold under agreements to repurchase	2,393,434	5,156,986	(2,763,552)	(53.6)
Other short-term borrowings	1,761,711	2,682,808	(921,097)	(34.3)
Long-term debt	18,842,460	21,327,576	(2,485,116)	(11.7)
Trading liabilities	2,348,851	2,430,521	(81,670)	(3.4)
Other liabilities	5,713,759	4,968,882	744,877	15.0

Total liabilities	153,781,813	159,209,632	(5,427,819)	(3.4)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,918,863	500,000	4,418,863	NM
Common stock, $1.00 par value	514,667	372,799	141,868	38.1
Additional paid in capital	8,540,036	6,799,935	1,740,101	25.6
Retained earnings	9,271,388	10,924,650	(1,653,262)	(15.1)
Treasury stock, at cost, and other	(1,115,782)	(1,496,224)	(380,442)	(25.4)
Accumulated other comprehensive income, net of tax	823,986	921,935	(97,949)	(10.6)

Total shareholders’ equity	22,953,158	18,023,095	4,930,063	27.4

Total liabilities and shareholders’ equity	$176,734,971	$177,232,727	($497,756)	(0.3)

Common shares outstanding	498,786,047	353,542,105	145,243,942	41.1
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,358	5,000	45,358	NM
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	15,880,548	19,257,264	(3,376,716)	(17.5)

[1] Includes net unrealized gains of	$1,479,277	$1,655,504	($176,227)	(10.6	) %
[2] Includes earning assets of	154,345,469	154,716,384	(370,915)	(0.2)

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008
ASSETS
Cash and due from banks	$2,434,859	$5,825,730	$5,622,789	$3,065,268	$3,564,824
Interest-bearing deposits in other banks	24,310	25,282	23,999	65,025	22,566
Funds sold and securities purchased under agreements to resell	798,515	1,209,987	990,614	1,440,234	1,920,276
Trading assets	7,739,197	7,397,338	10,396,269	8,936,540	10,147,021
Securities available for sale [1]	19,465,291	19,485,406	19,696,537	14,533,075	15,118,073
Loans held for sale	8,031,114	6,954,038	4,032,128	4,759,761	5,260,892
Loans:
Commercial	37,960,878	38,616,338	41,039,945	40,084,729	38,800,537
Real estate:
Home equity lines	16,298,228	16,455,007	16,454,382	16,159,053	15,726,998
Construction	8,175,803	9,046,475	9,863,961	11,519,497	12,542,775
Residential mortgages	31,988,995	32,180,888	32,065,839	32,382,111	32,509,029
Commercial real estate - owner occupied	9,349,847	8,858,393	8,758,052	8,365,212	8,116,577
Commercial real estate - investor owned	6,509,267	6,235,754	6,199,030	5,476,783	5,577,356
Consumer:
Direct	5,121,230	5,173,380	5,139,335	4,930,531	4,528,576
Indirect	6,406,383	6,351,255	6,507,622	6,796,898	7,077,510
Credit card	1,005,545	975,476	970,277	1,003,581	945,446

Total loans	122,816,176	123,892,966	126,998,443	126,718,395	125,824,804
Allowance for loan and lease losses	(2,896,000)	(2,735,000)	(2,350,996)	(1,941,000)	(1,829,400)

Net loans	119,920,176	121,157,966	124,647,447	124,777,395	123,995,404
Goodwill	6,314,382	6,309,431	7,043,503	7,062,869	7,056,015
Other intangible assets	1,517,483	1,103,333	1,035,427	1,389,965	1,442,056
Other real estate owned	588,922	593,579	500,481	387,037	334,519
Other assets	9,900,722	9,054,312	15,148,767	8,359,591	8,371,081

Total assets [2]	$176,734,971	$179,116,402	$189,137,961	$174,776,760	$177,232,727

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,610,303	$24,371,518	$21,522,021	$21,487,853	$22,184,774
Interest-bearing consumer and commercial deposits:
NOW accounts	23,293,865	22,420,789	21,349,609	20,313,035	21,612,407
Money market accounts	31,986,840	30,350,351	28,744,308	27,654,355	26,016,859
Savings	3,663,261	3,598,754	3,345,187	3,568,831	3,990,277
Consumer time	17,007,704	17,555,203	17,239,725	16,566,225	16,582,510
Other time	13,184,374	14,152,098	13,074,857	12,238,642	12,046,718

Total consumer and commercial deposits	113,746,347	112,448,713	105,275,707	101,828,941	102,433,545
Brokered deposits	4,519,752	6,373,500	7,667,167	9,141,001	12,607,183
Foreign deposits	535,372	149,962	385,510	4,941,939	4,538,435

Total deposits	118,801,471	118,972,175	113,328,384	115,911,881	119,579,163
Funds purchased	3,920,127	1,567,406	1,120,079	2,388,629	3,063,696
Securities sold under agreements to repurchase	2,393,434	3,165,644	3,193,311	4,090,085	5,156,986
Other short-term borrowings	1,761,711	2,883,384	5,166,360	2,728,307	2,682,808
Long-term debt	18,842,460	23,029,842	26,812,381	23,857,828	21,327,576
Trading liabilities	2,348,851	3,050,628	3,240,784	1,924,013	2,430,521
Other liabilities	5,713,759	4,801,697	13,775,857	5,806,639	4,968,882

Total liabilities	153,781,813	157,470,776	166,637,156	156,707,382	159,209,632

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,918,863	5,227,357	5,221,703	500,000	500,000
Common stock, $1.00 par value	514,667	372,799	372,799	372,799	372,799
Additional paid in capital	8,540,036	6,713,536	6,904,644	6,783,976	6,799,935
Retained earnings	9,271,388	9,466,914	10,388,984	10,959,830	10,924,650
Treasury stock, at cost, and other	(1,115,782)	(1,168,995)	(1,368,450)	(1,435,517)	(1,496,224)
Accumulated other comprehensive income, net of tax	823,986	1,034,015	981,125	888,290	921,935

Total shareholders’ equity	22,953,158	21,645,626	22,500,805	18,069,378	18,023,095

Total liabilities and shareholders’ equity	$176,734,971	$179,116,402	$189,137,961	$174,776,760	$177,232,727

Common shares outstanding	498,786,047	356,693,099	354,515,013	353,962,785	353,542,105
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,358	53,500	53,500	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	15,880,548	16,106,270	18,284,356	18,836,584	19,257,264

[1] Includes net unrealized gains of	$1,479,277	$1,492,517	$1,413,330	$1,519,449	$1,655,504
[2] Includes earning assets of	154,345,469	153,289,712	156,016,463	152,903,782	154,716,384

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2009			March 31, 2009

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,388.0	$437.0	5.95%	$29,945.3	$451.5	6.03%
Real estate construction	6,448.6	52.6	3.27	7,376.5	59.9	3.29
Real estate home equity lines	15,808.9	130.8	3.32	15,906.7	132.7	3.38
Real estate commercial	15,774.9	163.1	4.15	15,338.8	158.3	4.18
Commercial - FTE [1]	38,599.0	458.9	4.77	39,198.6	453.4	4.69
Credit card	977.8	17.4	7.10	972.2	18.1	7.45
Consumer - direct	5,127.6	50.6	3.96	5,164.6	56.3	4.42
Consumer - indirect	6,498.8	103.2	6.37	6,624.1	105.1	6.44
Nonaccrual and restructured	5,499.8	10.7	0.78	4,806.7	4.3	0.36

Total loans	124,123.4	1,424.3	4.60	125,333.5	1,439.6	4.66
Securities available for sale:
Taxable	16,479.9	186.7	4.53	16,371.0	199.4	4.87
Tax-exempt - FTE [1]	1,009.6	13.8	5.47	1,071.9	14.7	5.50

Total securities available for sale - FTE [1]	17,489.5	200.5	4.59	17,442.9	214.1	4.91
Funds sold and securities purchased under agreements to resell	825.6	0.6	0.27	963.7	0.9	0.39
Loans held for sale	6,547.3	72.4	4.42	5,348.8	61.8	4.62
Interest-bearing deposits	25.0	0.1	1.01	26.1	0.1	1.76
Interest earning trading assets	4,166.4	26.8	2.58	5,275.0	43.7	3.35

Total earning assets	153,177.2	1,724.7	4.52	154,390.0	1,760.2	4.62
Allowance for loan and lease losses	(2,684.0)			(2,350.9)
Cash and due from banks	4,188.8			3,995.4
Other assets	16,867.4			17,415.5
Noninterest earning trading assets	3,424.6			4,080.2
Unrealized gains on securities available for sale, net	1,506.5			1,341.1

Total assets	$176,480.5			$178,871.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$22,768.4	$26.2	0.46%	$21,243.5	$26.1	0.50%
Money market accounts	31,251.3	85.5	1.10	29,316.9	96.3	1.33
Savings	3,662.2	2.4	0.26	3,443.1	2.3	0.27
Consumer time	17,366.8	132.6	3.06	17,240.2	137.0	3.22
Other time	13,904.7	106.1	3.06	13,444.0	107.4	3.24

Total interest-bearing consumer and commercial deposits	88,953.4	352.8	1.59	84,687.7	369.1	1.77
Brokered deposits	6,315.3	46.0	2.88	7,004.9	54.6	3.12
Foreign deposits	293.1	0.1	0.12	412.4	0.2	0.17

Total interest-bearing deposits	95,561.8	398.9	1.67	92,105.0	423.9	1.87
Funds purchased	2,199.2	1.1	0.20	1,533.3	0.9	0.24
Securities sold under agreements to repurchase	2,698.9	1.3	0.20	3,245.5	1.8	0.22
Interest-bearing trading liabilities	453.1	4.9	4.35	658.6	6.2	3.79
Other short-term borrowings	2,576.2	3.6	0.56	4,967.4	5.1	0.42
Long-term debt	20,049.8	193.8	3.88	24,437.7	229.3	3.81

Total interest-bearing liabilities	123,539.0	603.6	1.96	126,947.5	667.2	2.13
Noninterest-bearing deposits	24,574.1			22,827.2
Other liabilities	4,491.6			4,354.2
Noninterest-bearing trading liabilities	1,950.1			2,374.5
Shareholders’ equity	21,925.7			22,367.9

Total liabilities and shareholders’ equity	$176,480.5			$178,871.3

Interest Rate Spread			2.56%			2.49%

Net Interest Income - FTE [1]		$1,121.1			$1,093.0

Net Interest Margin [2]			2.94%			2.87%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2008			September 30, 2008			June 30, 2008

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,006.9	$482.4	6.22%	$31,486.5	$494.0	6.28%	$32,113.4	$507.0	6.32%
Real estate construction	8,914.8	106.5	4.75	10,501.9	130.0	4.92	11,471.9	149.5	5.24
Real estate home equity lines	15,803.1	173.8	4.38	15,424.4	193.0	4.98	14,980.1	195.8	5.26
Real estate commercial	14,736.8	202.2	5.46	14,138.6	193.4	5.44	13,876.7	192.8	5.59
Commercial - FTE [1]	40,463.8	540.5	5.31	38,064.4	508.5	5.32	37,600.1	501.4	5.36
Credit card	999.0	16.9	6.76	859.7	9.4	4.36	816.0	5.4	2.62
Consumer - direct	5,009.4	65.3	5.18	4,705.0	62.9	5.32	4,382.4	63.4	5.82
Consumer - indirect	6,820.9	109.6	6.39	7,152.3	114.0	6.34	7,437.2	115.9	6.27
Nonaccrual and restructured	3,853.2	5.1	0.53	3,309.2	7.4	0.88	2,514.1	7.5	1.20

Total loans	127,607.9	1,702.3	5.31	125,642.0	1,712.6	5.42	125,191.9	1,738.7	5.59
Securities available for sale:
Taxable	13,071.2	183.8	5.63	11,944.2	174.4	5.84	11,769.6	186.0	6.32
Tax-exempt - FTE [1]	1,007.9	15.2	6.04	1,017.2	15.5	6.07	1,057.5	16.0	6.05

Total securities available for sale - FTE [1]	14,079.1	199.0	5.65	12,961.4	189.9	5.86	12,827.1	202.0	6.30
Funds sold and securities purchased under agreements to resell	963.2	1.9	0.77	1,649.7	7.5	1.79	1,331.1	6.7	2.00
Loans held for sale	3,968.3	53.5	5.39	4,459.3	65.0	5.82	5,148.5	72.5	5.63
Interest-bearing deposits	30.9	0.2	2.14	28.0	0.2	2.81	21.4	0.2	3.77
Interest earning trading assets	6,538.5	60.3	3.67	7,579.4	71.6	3.76	7,963.0	74.5	3.76

Total earning assets	153,187.9	2,017.2	5.24	152,319.8	2,046.8	5.35	152,483.0	2,094.6	5.52
Allowance for loan and lease losses	(1,997.9)			(2,035.8)			(1,828.7)
Cash and due from banks	3,218.6			2,918.1			3,070.1
Other assets	17,695.3			17,120.7			17,186.1
Noninterest earning trading assets	3,571.8			2,039.3			2,342.4
Unrealized gains on securities available for sale, net	1,371.6			1,526.4			2,295.9

Total assets	$177,047.3			$173,888.5			$175,548.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,095.0	$32.6	0.65%	$20,501.5	$55.9	1.08%	$21,762.4	$62.5	1.15%
Money market accounts	27,968.7	126.3	1.80	26,897.1	122.5	1.81	26,031.8	116.7	1.80
Savings	3,460.0	2.8	0.32	3,770.9	3.8	0.40	3,939.1	3.9	0.40
Consumer time	17,043.5	141.9	3.31	16,282.1	144.2	3.52	16,726.7	165.2	3.97
Other time	12,716.6	112.0	3.50	11,868.3	106.8	3.58	11,921.1	118.8	4.01

Total interest-bearing consumer and commercial deposits	81,283.8	415.6	2.03	79,319.9	433.2	2.17	80,381.1	467.1	2.34
Brokered deposits	8,942.3	84.3	3.69	10,693.5	90.8	3.32	11,135.4	93.4	3.32
Foreign deposits	3,706.4	4.0	0.42	5,106.3	21.9	1.68	3,932.9	19.3	1.95

Total interest-bearing deposits	93,932.5	503.9	2.13	95,119.7	545.9	2.28	95,449.4	579.8	2.44
Funds purchased	2,156.1	3.8	0.69	2,658.5	12.3	1.80	2,792.5	13.5	1.92
Securities sold under agreements to repurchase	3,609.4	3.1	0.33	4,971.7	19.1	1.50	5,388.4	21.8	1.60
Interest-bearing trading liabilities	585.9	5.7	3.87	994.5	8.8	3.53	849.2	6.6	3.12
Other short-term borrowings	4,163.5	8.0	0.77	2,521.0	11.2	1.77	2,650.6	13.1	1.99
Long-term debt	24,037.8	284.0	4.70	22,419.4	273.8	4.86	22,298.6	274.8	4.96

Total interest-bearing liabilities	128,485.2	808.5	2.50	128,684.8	871.1	2.69	129,428.7	909.6	2.83
Noninterest-bearing deposits	20,954.6			20,879.9			21,345.9
Other liabilities	5,124.7			4,845.6			5,046.4
Noninterest-bearing trading liabilities	2,591.8			1,380.8			1,518.6
Shareholders’ equity	19,891.0			18,097.4			18,209.2

Total liabilities and shareholders’ equity	$177,047.3			$173,888.5			$175,548.8

Interest Rate Spread			2.74%			2.66%			2.69%

Net Interest Income - FTE [1]		$1,208.7			$1,175.7			$1,185.0

Net Interest Margin [2]			3.14%			3.07%			3.13%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended
	June 30, 2009			June 30, 2008

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,665.1	$888.5	5.99%	$32,276.7	$1,028.4	6.37%
Real estate construction	6,910.0	112.6	3.28	11,961.1	339.3	5.70
Real estate home equity lines	15,857.5	263.4	3.35	14,791.6	430.0	5.85
Real estate commercial	15,558.0	321.3	4.16	13,494.9	394.0	5.87
Commercial - FTE [1]	38,897.2	912.3	4.73	36,987.3	1,040.6	5.66
Credit card	975.0	35.5	7.28	795.2	8.3	2.09
Consumer - direct	5,146.0	106.9	4.19	4,222.9	125.9	6.00
Consumer - indirect	6,561.1	208.4	6.40	7,541.3	236.1	6.30
Nonaccrual and restructured	5,155.2	15.0	0.59	2,156.5	12.9	1.21

Total loans	124,725.1	2,863.9	4.63	124,227.5	3,615.5	5.85
Securities available for sale:
Taxable	16,425.7	386.1	4.70	11,928.3	372.8	6.25
Tax-exempt - FTE [1]	1,040.6	28.5	5.49	1,064.5	32.4	6.09

Total securities available for sale - FTE [1]	17,466.3	414.6	4.75	12,992.8	405.2	6.24
Funds sold and securities purchased under agreement to resell	894.3	1.5	0.33	1,329.0	15.7	2.33
Loans held for sale	5,951.4	134.2	4.51	6,007.1	171.5	5.71
Interest-bearing deposits	25.5	0.2	1.39	21.6	0.5	4.16
Interest earning trading assets	4,717.7	70.5	3.01	8,165.3	172.5	4.25

Total earning assets	153,780.3	3,484.9	4.57	152,743.3	4,380.9	5.77
Allowance for loan and lease losses	(2,518.4)			(1,610.9)
Cash and due from banks	4,092.6			3,118.3
Other assets	17,139.9			17,131.2
Noninterest earning trading assets	3,750.6			2,475.9
Unrealized gains on securities available for sale, net	1,424.3			2,375.0

Total assets	$177,669.3			$176,232.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$22,010.2	$52.3	0.48%	$21,871.7	$164.4	1.51%
Money market accounts	30,289.4	181.9	1.21	25,687.2	271.4	2.12
Savings	3,553.3	4.6	0.26	3,928.1	9.7	0.50
Consumer time	17,303.8	269.6	3.14	16,878.8	353.0	4.21
Other time	13,675.6	213.5	3.15	12,100.8	259.8	4.32

Total interest-bearing consumer and commercial deposits	86,832.3	721.9	1.68	80,466.6	1,058.3	2.64
Brokered deposits	6,658.2	100.6	3.00	11,175.9	216.4	3.83
Foreign deposits	352.4	0.3	0.15	4,092.5	52.9	2.56

Total interest-bearing deposits	93,842.9	822.8	1.77	95,735.0	1,327.6	2.79
Funds purchased	1,868.1	2.0	0.21	2,839.1	35.4	2.47
Securities sold under agreements to repurchase	2,970.7	3.2	0.21	5,638.9	56.9	2.00
Interest-bearing trading liabilities	555.3	11.1	4.02	781.1	12.6	3.25
Other short-term borrowings	3,765.2	8.7	0.47	2,769.1	35.9	2.60
Long-term debt	22,231.6	423.1	3.84	22,553.5	559.7	4.99

Total interest-bearing liabilities	125,233.8	1,270.9	2.05	130,316.7	2,028.1	3.13
Noninterest-bearing deposits	23,705.5			20,981.0
Other liabilities	4,423.3			5,138.4
Noninterest-bearing trading liabilities	2,161.1			1,602.7
Shareholders’ equity	22,145.6			18,194.0

Total liabilities and shareholders’ equity	$177,669.3			$176,232.8

Interest Rate Spread			2.52%			2.64%

Net Interest Income - FTE [1]		$2,214.0			$2,352.8

Net Interest Margin [2]			2.90%			3.10%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended	Six Months Ended
June 30	Increase/(Decrease)	June 30	Increase/(Decrease)
2009	2008	Amount	%[1]	2009	2008	Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$2,735,000	$1,545,340	$1,189,660	77.0%	$2,350,996	$1,282,504	$1,068,492	83.3%
Provision for loan losses	962,181	448,027	514,154	NM	1,956,279	1,008,049	948,230	94.1
Allowance from GB&T acquisition	-	158,705	(158,705)	(100.0)	-	158,705	(158,705)	(100.0)
Charge-offs
Commercial	(156,013)	(41,366)	114,647	NM	(296,965)	(74,949)	222,016	NM
Real estate:
Home equity lines	(197,099)	(94,857)	102,242	NM	(357,959)	(193,459)	164,500	85.0
Construction	(85,830)	(35,399)	50,431	NM	(168,211)	(58,581)	109,630	NM
Residential mortgages[3]	(325,144)	(126,055)	199,089	NM	(510,265)	(235,241)	275,024	NM
Commercial real estate	(2,560)	(563)	1,997	NM	(4,645)	(796)	3,849	NM
Consumer:
Direct	(13,378)	(7,852)	5,526	70.4	(22,433)	(18,167)	4,266	23.5
Indirect	(32,900)	(43,101)	(10,201)	(23.7)	(82,234)	(85,990)	(3,756)	(4.4)
Credit cards	(22,634)	(6,372)	16,262	NM	(39,762)	(11,078)	28,684	NM

Total charge-offs	(835,558)	(355,565)	479,993	NM	(1,482,474)	(678,261)	804,213	NM

Recoveries
Commercial	6,451	6,865	(414)	(6.0)	15,633	12,268	3,365	27.4
Real estate:
Home equity lines	5,014	5,650	(636)	(11.3)	8,826	8,018	808	10.1
Construction	3,283	182	3,101	NM	4,466	260	4,206	NM
Residential mortgages	4,705	1,644	3,061	NM	8,004	2,867	5,137	NM
Commercial real estate	(165)	35	(200)	NM	(24)	197	(221)	NM
Consumer:
Direct	1,737	2,119	(382)	(18.0)	3,867	4,500	(633)	(14.1)
Indirect	12,736	16,008	(3,272)	(20.4)	29,326	29,570	(244)	(0.8)
Credit cards	616	390	226	57.9	1,101	723	378	52.3

Total recoveries	34,377	32,893	1,484	4.5	71,199	58,403	12,796	21.9

Net charge-offs	(801,181)	(322,672)	478,509	NM	(1,411,275)	(619,858)	791,417	NM

Allowance for loan and lease losses - ending	$2,896,000	$1,829,400	$1,066,600	58.3	$2,896,000	$1,829,400	$1,066,600	58.3

Net charge-offs to average loans (annualized)
Commercial	1.53%	0.37%	1.16%	NM	%	1.44%	0.34%	1.10%	NM	%
Real estate:
Home equity lines	4.79	2.40	2.39	99.6	4.37	2.52	1.85	73.4
Construction	4.20	1.16	3.04	NM	3.99	0.93	3.06	NM
Residential mortgages	4.06	1.49	2.57	NM	3.18	1.39	1.79	NM
Commercial real estate	0.07	0.02	0.05	NM	0.06	0.01	0.05	NM
Consumer:
Direct	0.91	0.53	0.38	71.7	0.73	0.65	0.08	12.3
Indirect	1.24	1.46	(0.22)	(15.1)	1.63	1.50	0.13	8.7
Credit cards	9.03	2.95	6.08	NM	8.00	2.62	5.38	NM
Total net charge-offs to total average loans	2.59	1.04	1.55	NM	2.28	1.00	1.28	NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$716,427	$117,168	$599,259	NM	%
Real estate:
Home equity lines	311,247	216,839	94,408	43.5
Construction	1,613,186	772,353	840,833	NM
Residential mortgages	2,529,163	1,356,710	1,172,453	86.4
Commercial real estate	284,514	124,523	159,991	NM
Consumer loans	49,422	37,735	11,687	31.0

Total nonaccrual/nonperforming loans	5,503,959	2,625,328	2,878,631	NM
Other real estate owned (OREO)	588,922	334,519	254,403	76.1
Other repossessed assets	72,149	13,203	58,946	NM

Total nonperforming assets	$6,165,030	$2,973,050	$3,191,980	NM

Restructured loans (accruing) [2]	$925,045	$163,358	$761,687	NM

Total accruing loans past due 90 days or more	$1,410,647	$753,558	$657,089	87.2%

Total nonperforming loans to total loans	4.48%	2.09%	2.39%	NM	%
Total nonperforming assets to total loans plus OREO and other repossessed assets	4.99	2.36	2.63	NM

Allowance to period-end loans	2.37	1.46	0.91	62.3

Allowance to nonperforming loans	53.81	76.96	(23.15)	(30.1)
Allowance to annualized net charge-offs	0.90	x	1.41	x	(0.51	) x	(36.2)
[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

[3]

The three and six months ended June 30, 2009 include $116.2 million and $133.2 million, respectively, related to fraud and denied insurance claim losses due to a change in the Company’s practice of recording such losses. Prior to 2009, fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended
June 30 2009	March 31 2009	Increase/(Decrease)	December 31 2008	September 30 2008	June 30 2008
Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$2,735,000	$2,350,996	$384,004	16.3%	$1,941,000	$1,829,400	$1,545,340
Provision for loan losses	962,181	994,098	(31,917)	(3.2)	962,494	503,672	448,027
Allowance from GB&T acquisition	-	-	-	-	-	-	158,705
Charge-offs
Commercial	(156,013)	(140,952)	15,061	10.7	(89,675)	(54,103)	(41,366)
Real estate:
Home equity lines	(197,099)	(160,860)	36,239	22.5	(136,949)	(119,162)	(94,857)
Construction	(85,830)	(82,381)	3,449	4.2	(84,194)	(51,719)	(35,399)
Residential mortgages[3]	(325,144)	(185,121)	140,023	75.6	(156,397)	(133,510)	(126,055)
Commercial real estate	(2,560)	(2,085)	475	22.8	(23,548)	(400)	(563)
Consumer:
Direct	(13,378)	(9,055)	4,323	47.7	(13,295)	(10,406)	(7,852)
Indirect	(32,900)	(49,334)	(16,434)	(33.3)	(65,666)	(41,249)	(43,101)
Credit cards	(22,634)	(17,128)	5,506	32.1	(12,843)	(9,175)	(6,372)

Total charge-offs	(835,558)	(646,916)	188,642	29.2	(582,567)	(419,724)	(355,565)

Recoveries
Commercial	6,451	9,182	(2,731)	(29.7)	6,724	5,147	6,865
Real estate:
Home equity lines	5,014	3,812	1,202	31.5	4,480	3,903	5,650
Construction	3,283	1,183	2,100	NM	802	1,786	182
Residential mortgages	4,705	3,299	1,406	42.6	2,816	2,083	1,644
Commercial real estate	(165)	141	(306)	NM	700	257	35
Consumer:
Direct	1,737	2,130	(393)	(18.5)	1,964	1,700	2,119
Indirect	12,736	16,590	(3,854)	(23.2)	12,102	12,491	16,008
Credit cards	616	485	131	27.0	481	285	390

Total recoveries	34,377	36,822	(2,445)	(6.6)	30,069	27,652	32,893

Net charge-offs	(801,181)	(610,094)	191,087	31.3	(552,498)	(392,072)	(322,672)

Allowance for loan and lease losses - ending	$2,896,000	$2,735,000	$161,000	5.9	$2,350,996	$1,941,000	$1,829,400

Net charge-offs to average loans (annualized)
Commercial	1.53%	1.35%	0.18%	13.3%	0.81%	0.57%	0.37%
Real estate:
Home equity lines	4.79	4.00	0.79	19.8	3.33	2.97	2.40
Construction	4.20	3.76	0.44	11.7	3.29	1.73	1.16
Residential mortgages	4.06	2.28	1.78	78.1	1.86	1.57	1.49
Commercial real estate	0.07	0.05	0.02	40.0	0.61	-	0.02
Consumer:
Direct	0.91	0.54	0.37	68.5	0.90	0.74	0.53
Indirect	1.24	2.00	(0.76)	(38.0)	3.12	1.56	1.46
Credit cards	9.03	6.94	2.09	30.1	4.92	4.11	2.95
Total net charge-offs to total average loans	2.59	1.97	0.62	31.5	1.72	1.24	1.04

Period Ended
Nonaccrual/nonperforming loans
Commercial	$716,427	$400,076	$316,351	79.1%	$321,980	$257,343	$117,168
Real estate:
Home equity lines	311,247	323,226	(11,979)	(3.7)	272,577	232,904	216,839
Construction	1,613,186	1,468,108	145,078	9.9	1,276,847	1,040,678	772,353
Residential mortgages	2,529,163	2,177,946	351,217	16.1	1,846,999	1,548,955	1,356,710
Commercial real estate	284,514	221,790	62,724	28.3	176,578	164,906	124,523
Consumer loans	49,422	49,842	(420)	(0.8)	45,045	44,732	37,735

Total nonaccrual/nonperforming loans	5,503,959	4,640,988	862,971	18.6	3,940,026	3,289,518	2,625,328
Other real estate owned (OREO)	588,922	593,579	(4,657)	(0.8)	500,481	387,037	334,519
Other repossessed assets	72,149	11,807	60,342	NM	15,866	13,714	13,203

Total nonperforming assets	$6,165,030	$5,246,374	$918,656	17.5	$4,456,373	$3,690,269	$2,973,050

Restructured loans (accruing) [2]	$925,045	$651,068	$273,977	42.1%	$462,648	$381,040	$163,358

Total accruing loans past due 90 days or more	$1,410,647	$1,341,567	$69,080	5.1%	$1,032,260	$772,132	$753,558

Total nonperforming loans to total loans	4.48%	3.75%	0.73%	19.5%	3.10%	2.60%	2.09%
Total nonperforming assets to total loans plus OREO and other repossessed assets	4.99	4.21	0.78	18.5	3.49	2.90	2.36
Allowance to period-end loans	2.37	2.21	0.16	7.2	1.86	1.54	1.46
Allowance to nonperforming loans	53.81	60.38	(6.57)	(10.9)	61.7	62.1	77.0
Allowance to annualized net charge-offs	0.90	x	1.11	x	(0.21	) x	(18.9)	1.07	x	1.24	x	1.41	x
[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the third quarter of 2008, the Company revised its definition of nonperforming to exclude loans that have been restructured and remain on accruing status. These loans are not considered to be nonperforming because they are performing in accordance with the restructured terms. This change better aligns the Company’s definition of nonperforming loans with the one used by peer institutions and therefore improves comparability of this measure across the industry.

[3]

The three months ended June 30, 2009 and March 31, 2009 include $116.2 million and $17.0 million, respectively, related to fraud and denied insurance claim losses due to a change in the Company’s practice of recording such losses. Prior to 2009, fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30					June 30
	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$157,703	$1,143,405	$-	$129,160	$1,430,268	$172,655	$1,049,425	$-	$140,915	$1,362,995
Amortization	(14,228)	(56,634)	-	(5,506)	(76,368)	(29,180)	(113,077)	-	(11,269)	(153,526)
Mortgage Servicing Rights (“MSRs”) originated	-	145,974	-	-	145,974	-	298,278	-	-	298,278
MSRs impairment reserve	-	-	-	-	-	-	(1,881)	-	-	(1,881)
MSRs impairment recovery	-	1,881	-	-	1,881	-	1,881	-	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-	-	-	-	-	(5,992)	(5,992)
Sale/securitization of MSRs	-	(41,176)	-	-	(41,176)	-	(41,176)	-	-	(41,176)
Customer intangible impairment charge	-	-	-	(45,000)	(45,000)	-	-	-	(45,000)	(45,000)
Acquisition of GB&T	29,510	-	-	-	29,510	29,510	-	-	-	29,510
Sale of First Mercantile	-	-	-	(3,033)	(3,033)	-	-	-	(3,033)	(3,033)

Balance June 30, 2008	$172,985	$1,193,450	$-	$75,621	$1,442,056	$172,985	$1,193,450	$-	$75,621	$1,442,056

Balance, beginning of period	$133,430	$586,501	$308,296	$75,106	$1,103,333	$145,311	$810,474	$-	$79,642	$1,035,427
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(187,804)	187,804	-	-
Amortization	(10,285)	(63,027)	-	(3,669)	(76,981)	(22,166)	(130,494)	-	(7,777)	(160,437)
MSRs originated	-	-	233,435	-	233,435	-	-	379,725	-	379,725
MSRs impairment recovery	-	156,909	-	-	156,909	-	188,207	-	-	188,207
Fair value changes due to inputs and assumptions	-	-	124,305	-	124,305	-	-	115,251	-	115,251
Other changes in fair value	-	-	(24,097)	-	(24,097)	-	-	(40,841)	-	(40,841)
Other	-	-	-	579	579	-	-	-	151	151

Balance, June 30, 2009	$123,145	$680,383	$641,939	$72,016	$1,517,483	$123,145	$680,383	$641,939	$72,016	$1,517,483

	Three Months Ended
	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008
COMMON SHARE ROLLFORWARD
Beginning balance	356,693	354,515	353,963	353,542	349,832
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	226	2,178	552	421	1,489
Common shares issued for acquisition of GB&T	-	-	-	-	2,221
Issuance of common stock - Capital Plan	141,867	-	-	-	-

Ending balance	498,786	356,693	354,515	353,963	353,542

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased[1]	-	-	-	-	2
Average price per share of repurchased common shares	$-	$-	$-	$-	$57.76
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

[1]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008	June 30 2009	June 30 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income/(loss)	($183,460)	($815,167)	($347,587)	$312,444	$540,362	($998,627)	$830,917
Securities (gains)/losses, net of tax	15,437	(2,094)	(254,853)	(107,289)	(345,807)	13,344	(308,244)

Net income/(loss) excluding net securities (gains)/losses, net of tax	(168,023)	(817,261)	(602,440)	205,155	194,555	(985,283)	522,673
The Coca-Cola Company stock dividend, net of tax	(10,947)	(10,947)	(10,146)	(10,146)	(14,738)	(21,894)	(29,477)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(178,970)	(828,208)	(612,586)	195,009	179,817	(1,007,177)	493,196
Preferred dividends, Series A	(5,635)	(5,000)	(5,055)	(5,111)	(5,112)	(10,635)	(12,089)
U.S. Treasury preferred dividends	(66,546)	(66,279)	(26,579)	-	-	(132,825)	-
Dividends and undistributed earnings allocated to unvested shares	1,788	11,065	4,283	(2,936)	(5,282)	12,853	(7,305)
Gain on purchase of Series A preferred stock	89,425	-	-	-	-	89,425	-

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($159,938)	($888,422)	($639,937)	$186,962	$169,423	($1,048,359)	$473,802

Total average assets	$176,480,470	$178,871,285	$177,047,258	$173,888,490	$175,548,768	$177,669,274	$176,232,836
Average net unrealized securities gains	(1,506,504)	(1,341,146)	(1,371,624)	(1,526,431)	(2,295,932)	(1,424,282)	(2,374,957)

Average assets less net unrealized securities gains	$174,973,966	$177,530,139	$175,675,634	$172,362,059	$173,252,836	$176,244,992	$173,857,879

Total average common shareholders’ equity	$16,699,659	$17,144,179	$17,600,105	$17,597,380	$17,709,264	$16,920,691	$17,693,992
Average accumulated other comprehensive income	(745,189)	(824,314)	(996,955)	(871,413)	(1,488,305)	(784,533)	(1,510,866)

Total average realized common shareholders’ equity	$15,954,470	$16,319,865	$16,603,150	$16,725,967	$16,220,959	$16,136,158	$16,183,126

Return on average total assets	(0.42)%	(1.85)%	(0.78)%	0.71%	1.24%	(1.13)%	0.95%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	0.01	(0.04)	(0.61)	(0.26)	(0.82)	(0.02)	(0.38)

Return on average total assets less net unrealized securities gains [1]	(0.41)%	(1.89)%	(1.39)%	0.45%	0.42%	(1.15)%	0.57%

Return on average common shareholders’ equity	(3.95)%	(20.71)%	(8.47)%	6.88%	12.04%	(12.39)%	9.22%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.07)	(1.37)	(6.86)	(2.43)	(7.72)	(0.71)	(3.27)

Return on average realized common shareholders’ equity [2]	(4.02)%	(22.08)%	(15.33)%	4.45%	4.32%	(13.10)%	5.95%

Efficiency ratio [3]	69.68%	97.22%	82.34%	67.67%	52.94%	83.60%	54.48%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.63)	(34.25)	(0.90)	(0.75)	(2.49)	(17.62)	(1.78)

Tangible efficiency ratio [4]	69.05%	62.97%	81.44%	66.92%	50.45%	65.98%	52.70%

Total shareholders’ equity	$22,953,158	$21,645,626	$22,500,805	$18,069,378	$18,023,095
Goodwill	(6,213,243)	(6,224,610)	(6,941,104)	(7,062,869)	(7,056,015)
Other intangible assets including MSRs	(1,468,209)	(1,049,155)	(978,211)	(1,328,055)	(1,394,941)
MSRs	1,322,322	894,797	810,474	1,150,013	1,193,450

Tangible equity	16,594,028	15,266,658	15,391,964	10,828,467	10,765,589
Preferred stock	(4,918,863)	(5,227,357)	(5,221,703)	(500,000)	(500,000)

Tangible common equity	$11,675,165	$10,039,301	$10,170,261	$10,328,467	$10,265,589

Total assets	$176,734,971	$179,116,402	$189,137,961	$174,776,760	$177,232,727
Goodwill	(6,314,382)	(6,309,431)	(7,043,503)	(7,062,869)	(7,056,015)
Other intangible assets including MSRs	(1,517,483)	(1,103,333)	(1,035,427)	(1,389,965)	(1,442,056)
MSRs	1,322,322	894,797	810,474	1,150,013	1,193,450

Tangible assets	$170,225,428	$172,598,435	$181,869,505	$167,473,939	$169,928,106

Tangible equity to tangible assets [5]	9.75%	8.85%	8.46%	6.47%	6.34%
Tangible book value per common share [7]	$23.41	$28.15	$28.69	$29.18	$29.04
Net interest income	$1,089,657	$1,062,098	$1,176,860	$1,146,213	$1,156,716	$2,151,755	$2,296,583
Taxable-equivalent adjustment	31,428	30,859	31,790	29,466	28,256	62,287	56,231

Net interest income - FTE	1,121,085	1,092,957	1,208,650	1,175,679	1,184,972	2,214,042	2,352,814
Noninterest income	1,071,675	1,121,238	717,729	1,285,222	1,413,010	2,192,913	2,470,512

Total revenue - FTE	2,192,760	2,214,195	1,926,379	2,460,901	2,597,982	4,406,955	4,823,326
Securities (gains)/losses, net	24,899	(3,377)	(411,053)	(173,046)	(549,787)	21,522	(489,201)

Total revenue - FTE excluding net securities (gains)/losses [6]	$2,217,659	$2,210,818	$1,515,326	$2,287,855	$2,048,195	$4,428,477	$4,334,125

1 SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

2 SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average realized common shareholders’ equity.

3 Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

4 SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

5 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

6 SunTrust presents total revenue -FTE excluding net realized securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

7 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2009	March 31 2009	December 31 2008	September 30 2008	June 30 2008	June 30 2009	June 30 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE

Total noninterest expense	$1,527,972	$2,152,023	$1,586,153	$1,665,295	$1,375,342	$3,679,995	$2,627,575
Goodwill/intangible impairment charges other than MSRs	-	751,156	-	-	45,000	751,156	45,000

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,527,972	$1,400,867	$1,586,153	$1,665,295	$1,330,342	$2,928,839	$2,582,575

Net income/(loss)	($183,460)	($815,167)	($347,587)	$312,444	$540,362	($998,627)	$830,917
Goodwill/intangible impairment charges other than MSRs, after tax	-	723,853	-	-	27,281	723,853	27,281

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($183,460)	($91,314)	($347,587)	$312,444	$567,643	($274,774)	$858,198

Net income/(loss) available to common shareholders	($164,428)	($875,381)	($374,938)	$304,397	$529,968	($1,039,809)	$811,523
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	714,824	-	-	27,006	714,824	27,006

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($164,428)	($160,557)	($374,938)	$304,397	$556,974	($324,985)	$838,529

Net income/(loss) per average common share, diluted	($0.41)	($2.49)	($1.07)	$0.87	$1.52	($2.77)	$2.33
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	2.03	-	-	0.07	1.91	0.07

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($0.41)	($0.46)	($1.07)	$0.87	$1.59	($0.86)	$2.40

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION

Net income/(loss)	($183,460)	($815,167)	($347,587)	$312,444	$540,362	($998,627)	$830,917
Preferred dividends, Series A	(5,635)	(5,000)	(5,055)	(5,111)	(5,112)	(10,635)	(12,089)
U.S. Treasury preferred dividends	(66,546)	(66,279)	(26,579)	-	-	(132,825)	-
Dividends and undistributed earnings allocated to unvested shares	1,788	11,065	4,283	(2,936)	(5,282)	12,853	(7,305)
Gain on purchase of Series A preferred stock	89,425	-	-	-	-	89,425	-

Net income/(loss) available to common shareholders	($164,428)	($875,381)	($374,938)	$304,397	$529,968	($1,039,809)	$811,523

1 SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes this measure is useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measure also allows better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses this measure internally to analyze performance.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30 2009	June 30 2008	% Change[3]		June 30 2009	June 30 2008	% Change[3]
Statements of Income

Net interest income[1]	$582,824	$637,568	(8.6	) %	$1,133,874	$1,269,707	(10.7)%
FTE adjustment	9,067	8,524	6.4		17,860	17,309	3.2

Net interest income - FTE	591,891	646,092	(8.4)		1,151,734	1,287,016	(10.5)
Provision for loan losses[2]	262,436	108,891	NM		481,467	212,448	NM

Net interest income after provision for loan losses - FTE	329,455	537,201	(38.7)		670,267	1,074,568	(37.6)

Noninterest income before securities gains/(losses)	342,244	362,294	(5.5)		671,403	693,514	(3.2)
Securities gains/(losses), net	53	-	NM		(19)	-	NM

Total noninterest income	342,297	362,294	(5.5)		671,384	693,514	(3.2)

Noninterest expense before amortization/impairment of goodwill/intangible assets	712,675	639,329	11.5		1,416,674	1,269,932	11.6
Amortization/impairment of goodwill/intangible assets	10,277	14,218	(27.7)		321,391	29,159	NM

Total noninterest expense	722,952	653,547	10.6		1,738,065	1,299,091	33.8

Income/(loss) before provision/(benefit) for income taxes	(51,200)	245,948	NM		(396,414)	468,991	NM
Less: provision/(benefit) for income taxes	(47,620)	62,324	NM		(99,716)	115,836	NM
FTE adjustment	9,067	8,524	6.4		17,860	17,309	3.2

Net income/(loss) including income attributable to noncontrolling interest	(12,647)	175,100	NM		(314,558)	335,846	NM
Less: net income attributable to noncontrolling interest	-	1	(100.0)		-	1	(100.0)

Net income/(loss)	($12,647)	$175,099	NM		($314,558)	$335,845	NM

Total revenue - FTE	$934,188	$1,008,386	(7.4)		$1,823,118	$1,980,530	(7.9)

Selected Average Balances

Total loans	$50,722,053	$51,129,872	(0.8	) %	$50,533,405	$50,549,655	(0.0	) %
Goodwill	5,738,816	6,084,591	(5.7)		5,971,333	6,086,923	(1.9)
Other intangible assets excluding MSRs	128,616	161,459	(20.3)		133,777	163,579	(18.2)
Total assets	58,029,155	58,764,863	(1.3)		58,036,549	58,165,430	(0.2)
Consumer and commercial deposits	91,061,978	82,717,477	10.1		88,826,165	82,430,116	7.8

Performance Ratios

Efficiency ratio	77.39%	64.81%			95.33%	65.59%
Impact of excluding amortization/impairment of goodwill/intangible assets	(6.39)	(5.59)			(23.31)	(5.74)

Tangible efficiency ratio	71.00%	59.22%			72.02%	59.85%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2009	June 30 2008	% Change[3]	June 30 2009	June 30 2008	% Change[3]

Statements of Income

Net interest income[1]	$82,361	$58,177	41.6%	$159,122	$118,420	34.4%
FTE adjustment	18,812	15,236	23.5	37,087	29,275	26.7

Net interest income - FTE	101,173	73,413	37.8	196,209	147,695	32.8
Provision for loan losses[2]	77,468	319	NM	152,538	(57)	NM

Net interest income after provision for loan losses - FTE	23,705	73,094	(67.6)	43,671	147,752	(70.4)

Noninterest income before securities gains/(losses)	204,318	157,807	29.5	363,629	308,913	17.7
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	204,318	157,807	29.5	363,629	308,913	17.7

Noninterest expense before amortization of intangible assets	130,034	137,673	(5.5)	282,533	272,245	3.8
Amortization of intangible assets	122	122	-	244	244	-

Total noninterest expense	130,156	137,795	(5.5)	282,777	272,489	3.8

Income before provision for income taxes	97,867	93,106	5.1	124,523	184,176	(32.4)
Less: provision for income taxes	16,485	28,948	(43.1)	8,874	43,808	(79.7)
FTE adjustment	18,812	15,236	23.5	37,087	29,275	26.7

Net income including income attributable to noncontrolling interest	62,570	48,922	27.9	78,562	111,093	(29.3)
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$62,570	$48,922	27.9	$78,562	$111,093	(29.3)

Total revenue - FTE	$305,491	$231,220	32.1	$559,838	$456,608	22.6

Selected Average Balances

Total loans	$22,266,855	$20,764,052	7.2%	$22,737,633	$20,341,129	11.8%
Goodwill	223,307	223,421	(0.1)	223,307	223,424	(0.1)
Other intangible assets excluding MSRs	188	681	(72.4)	246	741	(66.8)
Total assets	32,253,683	30,901,406	4.4	33,522,322	30,429,411	10.2
Consumer and commercial deposits	7,227,890	6,215,443	16.3	7,266,453	6,415,497	13.3

Performance Ratios

Efficiency ratio	42.61%	59.59%		50.51%	59.68%
Impact of excluding amortization of intangible assets	(0.41)	(0.70)		(0.51)	(0.71)

Tangible efficiency ratio	42.20%	58.89%		50.00%	58.97%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

HOUSEHOLD LENDING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30 2009	June 30 2008	% Change[3]		June 30 2009	June 30 2008	% Change[3]
Statements of Income

Net interest income[1]	$203,287	$191,657	6.1%		$406,194	$380,408	6.8%
FTE adjustment	-	-	-		-	-	-

Net interest income - FTE	203,287	191,657	6.1		406,194	380,408	6.8
Provision for loan losses[2]	447,859	212,626	NM		753,679	400,719	88.1

Net interest income after provision for loan losses - FTE	(244,572)	(20,969)	NM		(347,485)	(20,311)	NM

Noninterest income before securities gains/(losses)	329,740	119,500	NM		666,414	272,121	NM
Securities gains/(losses), net	(25,329)	(1,218)	NM		(26,052)	(6,228)	NM

Total noninterest income	304,411	118,282	NM		640,362	265,893	NM

Noninterest expense before amortization/impairment of goodwill/intangible assets	359,216	298,086	20.5		706,156	556,846	26.8
Amortization/impairment of goodwill/intangible assets	379	563	(32.7)		452,672	1,327	NM

Total noninterest expense	359,595	298,649	20.4		1,158,828	558,173	NM

Loss before benefit for income taxes	(299,756)	(201,336)	48.9		(865,951)	(312,591)	NM
Less: benefit for income taxes	(112,970)	(80,738)	39.9		(174,175)	(127,223)	36.9
FTE adjustment	-	-	-		-	-	-

Net loss including income attributable to noncontrolling interest	(186,786)	(120,598)	54.9		(691,776)	(185,368)	NM
Less: net income attributable to noncontrolling interest	1,306	479	NM		2,176	921	NM

Net loss	($188,092)	($121,077)	55.3		($693,952)	($186,289)	NM

Total revenue - FTE	$507,698	$309,939	63.8		$1,046,556	$646,301	61.9

Selected Average Balances

Total loans	$42,906,202	$44,974,435	(4.6	) %	$43,121,905	$45,069,591	(4.3	) %
Goodwill	-	276,577	(100.0)		140,863	276,585	(49.1)
Other intangible assets excluding MSRs	8,953	570	NM		9,153	922	NM
Total assets	52,231,995	56,541,867	(7.6)		52,386,526	57,355,635	(8.7)
Consumer and commercial deposits	3,664,395	2,480,120	47.8		3,311,458	2,292,677	44.4

Performance Ratios

Efficiency ratio	70.83%	96.36%			110.73%	86.36%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.09)	(1.15)			(43.48)	(1.03)

Tangible efficiency ratio	70.74%	95.21%			67.25%	85.33%

Other Information

Production Data
Channel mix
Retail	$8,138,669	$4,752,866	71.2%		$14,519,291	$10,110,273	43.6%
Wholesale	4,253,723	3,226,782	31.8		7,859,098	7,431,405	5.8
Correspondent	4,328,275	1,357,553	NM		7,784,531	3,527,155	NM

Total production	$16,720,667	$9,337,201	79.1		$30,162,920	$21,068,833	43.2

Channel mix - percent
Retail	49%	51%			48%	48%
Wholesale	25	35			26	35
Correspondent	26	14			26	17

Total production	100%	100%			100%	100%

Purchase and refinance mix
Refinance	$12,649,966	$4,063,567	NM		$23,450,238	$10,778,853	NM
Purchase	4,070,701	5,273,634	(22.8)		6,712,682	10,289,980	(34.8)

Total production	$16,720,667	$9,337,201	79.1		$30,162,920	$21,068,833	43.2

Purchase and refinance mix - percent
Refinance	76%	44%			78%	51%
Purchase	24	56			22	49

Total production	100%	100%			100%	100%

Applications	$23,534,372	$16,134,572	45.9		$49,148,579	$37,344,012	31.6

Mortgage Servicing Data (End of Period)
Total loans serviced	$173,075,561	$158,810,627	9.0%
Total loans serviced for others	137,220,106	123,152,250	11.4
Net carrying value of MSRs	1,322,322	1,193,450	10.8
Ratio of net carrying value of MSRs to total loans serviced for others	0.964%	0.969%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30 2009	June 30 2008	% Change[3]		June 30 2009	June 30 2008	% Change[3]
Statements of Income

Net interest income[1]	$73,086	$80,436	(9.1	) %	$142,863	$158,209	(9.7	) %
FTE adjustment	5	9	(44.4)		9	17	(47.1)

Net interest income - FTE	73,091	80,445	(9.1)		142,872	158,226	(9.7)
Provision for loan losses[2]	12,457	2,547	NM		22,255	7,663	NM

Net interest income after provision for loan losses - FTE	60,634	77,898	(22.2)		120,617	150,563	(19.9)

Noninterest income before securities gains/(losses)	184,464	268,636	(31.3)		357,548	599,359	(40.3)
Securities gains/(losses), net	121	(33)	NM		124	(28)	NM

Total noninterest income	184,585	268,603	(31.3)		357,672	599,331	(40.3)

Noninterest expense before amortization of intangible assets	205,893	233,565	(11.8)		426,846	472,659	(9.7)
Amortization of intangible assets	3,076	49,728	(93.8)		6,460	54,514	(88.1)

Total noninterest expense	208,969	283,293	(26.2)		433,306	527,173	(17.8)

Income before provision for income taxes	36,250	63,208	(42.6)		44,983	222,721	(79.8)
Less: provision for income taxes	13,762	22,158	(37.9)		17,237	80,330	(78.5)
FTE adjustment	5	9	(44.4)		9	17	(47.1)

Net income including income attributable to noncontrolling interest	22,483	41,041	(45.2)		27,737	142,374	(80.5)
Less: net income attributable to noncontrolling interest	-	462	(100.0)		-	681	(100.0)

Net income	$22,483	$40,579	(44.6)		$27,737	$141,693	(80.4)

Total revenue - FTE	$257,676	$349,048	(26.2)		$500,544	$757,557	(33.9)

Selected Average Balances

Total loans	$8,213,403	$8,104,297	1.3%		$8,189,079	$7,979,498	2.6%
Goodwill	349,948	329,282	6.3		344,112	331,086	3.9
Other intangible assets excluding MSRs	60,591	120,193	(49.6)		62,111	123,231	(49.6)
Total assets	8,983,274	8,952,572	0.3		8,947,561	8,861,333	1.0
Consumer and commercial deposits	10,979,628	9,658,957	13.7		10,513,103	9,664,186	8.8

Performance Ratios

Efficiency ratio	81.10%	81.16%			86.57%	69.59%
Impact of excluding amortization of intangible assets	(2.68)	(15.21)			(2.89)	(8.03)

Tangible efficiency ratio	78.42%	65.95%			83.68%	61.56%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$109,080,391	$136,700,596	(20.2	) %
Non-managed assets	43,033,861	53,821,885	(20.0)

Total assets under administration	152,114,252	190,522,481	(20.2)

Brokerage assets	29,438,650	37,847,007	(22.2)
Corporate trust assets	6,125,150	2,145,296	NM

Total assets under advisement	$187,678,052	$230,514,784	(18.6)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2009	June 30 2008	% Change[2]	June 30 2009	June 30 2008	% Change[2]
Statements of Income

Net interest income	$148,099	$188,878	(21.6)%	$309,702	$369,839	(16.3)%
FTE adjustment	3,544	4,487	(21.0)	7,331	9,630	(23.9)

Net interest income - FTE	151,643	193,365	(21.6)	317,033	379,469	(16.5)
Provision for loan losses[1]	161,961	123,644	31.0	546,340	387,276	41.1

Net interest income after provision for loan losses - FTE	(10,318)	69,721	NM	(229,307)	(7,807)	NM

Noninterest income before securities gains/(losses)	35,808	(45,014)	NM	155,441	107,404	44.7
Securities gains/(losses), net	256	551,038	(100.0)	4,425	495,457	(99.1)

Total noninterest income	36,064	506,024	(92.9)	159,866	602,861	(73.5)

Noninterest expense before amortization of intangible assets	106,199	1,954	NM	66,815	(29,557)	NM
Amortization of intangible assets	101	104	(2.9)	204	206	(1.0)

Total noninterest expense	106,300	2,058	NM	67,019	(29,351)	NM

Income/(loss) before provision/(benefit) for income taxes	(80,554)	573,687	NM	(136,460)	624,405	NM
Less: provision/(benefit) for income taxes	(18,614)	170,112	NM	(51,954)	181,701	NM
FTE adjustment	3,544	4,487	(21.0)	7,331	9,630	(23.9)

Net income/(loss) including income attributable to noncontrolling interest	(65,484)	399,088	NM	(91,837)	433,074	NM
Less: net income attributable to noncontrolling interest	2,290	2,249	1.8	4,579	4,499	1.8

Net income/(loss)	($67,774)	$396,839	NM	($96,416)	$428,575	NM

Total revenue - FTE	$187,707	$699,389	(73.2)	$476,899	$982,330	(51.5)

Selected Average Balances

Total loans	$14,948	$219,202	(93.2)%	$143,112	$287,574	(50.2)%
Securities available for sale	19,164,074	13,853,925	38.3	18,926,572	14,601,977	29.6
Goodwill	-	106,812	(100.0)	1	53,762	(100.0)
Other intangible assets excluding MSRs	3,970	4,381	(9.4)	4,020	4,433	(9.3)
Total assets	24,982,363	20,388,060	22.5	24,776,316	21,421,027	15.7
Consumer and commercial deposits	593,611	654,900	(9.4)	620,672	645,178	(3.8)

Other Information

Duration of investment portfolio	2.9%	5.6%

Accounting net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	3.4%	0.1%
Instantaneous 100 bp decrease in rates over next 12 months	(1.0)%	(0.3)%

Economic net interest income interest rate sensitivity[3]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	2.8%	(0.8)%
Instantaneous 100 bp decrease in rates over next 12 months	(0.4)%	0.6%

[1]	Provision for loan losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2009	June 30 2008	% Change[1]	June 30 2009	June 30 2008	% Change[1]
Statements of Income
Net interest income	$1,089,657	$1,156,716	(5.8)%	$2,151,755	$2,296,583	(6.3)%
FTE adjustment	31,428	28,256	11.2	62,287	56,231	10.8

Net interest income - FTE	1,121,085	1,184,972	(5.4)	2,214,042	2,352,814	(5.9)
Provision for loan losses	962,181	448,027	NM	1,956,279	1,008,049	94.1

Net interest income after provision for loan losses - FTE	158,904	736,945	(78.4)	257,763	1,344,765	(80.8)

Noninterest income before securities gains/(losses)	1,096,574	863,223	27.0	2,214,435	1,981,311	11.8
Securities gains/(losses), net	(24,899)	549,787	NM	(21,522)	489,201	NM

Total noninterest income	1,071,675	1,413,010	(24.2)	2,192,913	2,470,512	(11.2)

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,514,017	1,310,607	15.5	2,899,024	2,542,125	14.0
Amortization/impairment of goodwill/intangible assets	13,955	64,735	(78.4)	780,971	85,450	NM

Total noninterest expense	1,527,972	1,375,342	11.1	3,679,995	2,627,575	40.1

Income/(loss) before provision/(benefit) for income taxes	(297,393)	774,613	NM	(1,229,319)	1,187,702	NM
Less: provision/(benefit) for income taxes	(148,957)	202,804	NM	(299,734)	294,452	NM
FTE adjustment	31,428	28,256	11.2	62,287	56,231	10.8

Net income/(loss) including income attributable to noncontrolling interest	(179,864)	543,553	NM	(991,872)	837,019	NM
Less: net income attributable to noncontrolling interest	3,596	3,191	12.7	6,755	6,102	10.7

Net income/(loss)	($183,460)	$540,362	NM	($998,627)	$830,917	NM

Total revenue - FTE	$2,192,760	$2,597,982	(15.6)	$4,406,955	$4,823,326	(8.6)

Selected Average Balances

Total loans	$124,123,461	$125,191,858	(0.9)%	$124,725,135	$124,227,447	0.4%
Goodwill	6,312,071	7,020,683	(10.1)	6,679,616	6,971,780	(4.2)
Other intangible assets excluding MSRs	202,318	287,284	(29.6)	209,307	292,906	(28.5)
Total assets	176,480,470	175,548,768	0.5	177,669,274	176,232,836	0.8
Consumer and commercial deposits	113,527,502	101,726,897	11.6	110,537,851	101,447,654	9.0

Performance Ratios

Efficiency ratio	69.68%	52.94%		83.60%	54.48%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.63)	(2.49)		(17.62)	(1.78)

Tangible efficiency ratio	69.05%	50.45%		65.98%	52.70%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.